PROMISSORY NOTE

Dated: December 19, 2007

FOR VALUE RECEIVED, the undersigned, La Camera Mining Inc., a company incorporated under the Business Corporations Act (Ontario) (the “Maker”), promises to pay to the order of Tara Gold Resources Corp., a Nevada corporation (the “Payee”), by wire transfer in immediately available funds to Bank of America (ABA Number: 026009593), for credit to account number 002872837056, the aggregate principal amount set forth below.  All sums owing under this Note are payable in lawful money of the United States of America, without offset, deduction or counterclaim of any kind.

Maker acknowledges that it is entering into this Note in connection with the Master Agreement by and among Payee, Corporacion Amermin, S.A. de C.V. (“Amermin”), Maker, and Minero La Camera Mexico, S.A. de C.V. (“Minero”), dated of even date herewith (the “Master Agreement”), the Binding Agreements to Purchase referenced in the Master Agreement (the “Purchase Agreements”), and the remaining Notes referenced in the Master Agreement (the “Notes”).  Notwithstanding anything to the contrary contained herein, if Maker and Minero abandon the entire claim block underlying the La Millonaria Purchase Agreement in accordance with Section 9 of such Purchase Agreement (an “Abandonment”), all principal amounts not yet due and payable under this Note shall be released in full, in favor of Maker, as of the effective date of such Abandonment.

1.  Payments.

(a)

Except for Default Interest, principal shall bear no interest.  Principal shall be due and payable as follows:

(i)

Three Hundred Fifty Thousand Dollars ($350,000) shall be due and payable on May 1, 2008;

(ii)

Two Hundred Fifty Thousand Dollars ($250,000) shall be due and payable on January 1, 2009, and each anniversary thereafter, until such time as Maker delivers to Payee the Bankable Feasibility Study.

As used in this Note, the “Bankable Feasibility Study” shall mean a detailed study of the geological, engineering, operating and economic factors relating to mining at the property identified in the La Millonaria Purchase Agreement, in a form acceptable to a commercial financial institution in order to finance such property.

(b)

Maker shall be permitted from time to time to prepay amounts outstanding under this Note in whole or in part without penalty.

(c)

If any payment becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date of such payment shall be extended to the next business day.

2.  Event of Default.

(a)

The occurrence of any one of the following events shall constitute a default by the Maker (“Event of Default”) under this Note: (i) if Maker fails to make any payment under this Note on the date same is due and payable, provided that the same shall not have been paid within fourteen (14) days of notice from Payee of such nonpayment; (ii) if Maker defaults in the performance or observance of any term, covenant or obligation under the Master Agreement, any Purchase Agreement, any Note, or the Letter of Agreement by and among Maker, Payee, Amermin and Lateegra Gold Corp., dated as of November 30, 2007; (iii) if Maker’s assets are attached, seized, subjected to a writ, or are levied upon or become subject to any lien or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (iv) if a notice of lien, levy or assessment is filed of record or given to Maker with respect to all or any of Maker's assets by any federal, state or local department or agency; (v) if Maker becomes insolvent or generally fails to pay or admits in writing its inability to pay debts as they become due or if Maker shall make an assignment for the benefit of creditors; or (vi) the appointment of a receiver for all or any portion of Maker’s assets.

(b)

Upon the occurrence of an Event of Default, at Payee’s option, all outstanding principal hereunder shall be immediately due and payable.  Regardless of whether Payee exercises its option to accelerate upon the occurrence of any Event of Default, the entire outstanding principal balance shall bear interest from the date of the Event of Default at a rate equal to one and one half percent (1.5%) per annum (“Default Interest”).  Default Interest shall be payable on demand and computed on the basis of a 360-day year and actual days elapsed.

3.  Miscellaneous.

(a)

All of Payee’s rights and remedies under this Note are cumulative and non-exclusive.

(b)

This Note shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law and in all other respects.

(c)

Maker promises to pay all costs and expense of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection, whether or not there is a suit or action, or in any suit or action to collect this Note or in any appeal thereof.

(d)

No modification, waiver, estoppel, amendment, discharge or change of this Note or any related instrument shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, estoppel, amendment, discharge or change is sought.

[Signature page follows]

IN WITNESS HEREOF, Maker has executed this Note as of the date first appearing on the first page of this Note.

            MAKER:

            LA CAMERA MINING INC.

By: /s/ David Deslauriers

            Print: David Deslauriers

            Its:______________________

Promissory Note – La Millonaria